UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 __________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2011

GREENHOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-156611	26-2903011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5171 Santa Fe Street, Suite I San Diego, California	92109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 273-2626

Copies to:
Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, New York 10018
Tel: 212-216-8085

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2011, GreenHouse Holdings, Inc. (the “Registrant”), Christopher Ursitti resigned as the Registrant’s Chief Executive Officer, John Galt, the Registrant’s Executive Chairman, was appointed as his replacement as Chief Executive Officer.  Also on that date, Mr. Ursitti was appointed Chief Innovation Officer of the Registrant.

Also on February 11, 2011, the Board of Directors appointed Billy C. Jones as the Registrant’s Vice President , Government Relations and Robert L. Davis as Vice President, Global Energy Services.

John Galt – Executive Chairman & Chief Executive Officer
Mr. Galt is the Executive Chairman and CEO of GreenHouse Holdings, a publicly traded leading provider of energy efficiency solutions and sustainable infrastructure products he founded in 2007.  Mr. Galt founded the Galt Corporation in 2003, a real estate development company that has invested and built over 100 projects nationwide. Galt Corp. projects consisted of multi-unit and single-family homes in Florida, Maryland, Massachusetts, Virginia, Tennessee, Arizona, Nevada and California.  The company was responsible for the energy efficiency or sustainable solutions retrofit of over 5,000 homes in the Southern California region.  Between 1995 and 2002, Mr. Galt worked as a private government contractor for the security and intelligence sectors.  Mr. Galt is a certified Green Building Professional through the Build It Green organization, a member of the U.S. Green Building Council.  We concluded Mr. Galt’s extensive experience in sustainable building and background in government contracting make him an ideal candidate to serve on the Board of Directors.

Robert L. Davis – Vice President, Global Energy Services
Mr. Davis is responsible for the management and development of GreenHouse’s energy solutions business.  Between 2008 and 2010, Mr. Davis worked as the Director of Utility Solutions at Energy and Power Solutions, Inc., a provider of energy efficiency engineering and construction services.  The Company’s customers were primarily industrial companies that were seeking to reduce energy consumption, costs and carbon emissions to achieve their sustainability goals.  Between 2002 and 2008, Mr. Davis served as Vice President and General Manager of Pacific Coast Construction, a specialty real-estate construction group.  He is also a former Senior Project Manager at Southern California Edison where he worked for over 15 years in electricity distribution, design and construction.  Mr. Davis has a Bachelors of Science, Business Administration from Central Methodist College, and a Masters of Environmental Management from Chadwick University.  Mr. Davis is a Member of the Association of Energy Engineers, and a Licensed General Contractor in the State of California.

Billy C. Jones - Vice President, Government Relations
Mr. Jones is responsible for GreenHouse’s business development with various U.S. Government entities, including Federal, State and local Municipalities, as well as foreign governments.  He has formerly the Chief Executive Officer of Life Protection Inc., a company he founded in 2006 that was a licensed Government contractor that provided the U. S. Government, Military and Law Enforcement Agencies training programs, support services and the design and construction of various types of facilities.  Between 1993 and 2003, Mr. Jones worked at SuperTel Network, Inc., a global telecommunications company he co-founded that implemented satellite based fire control networks and systems worldwide.  The Company counted as its customers the United States Department of Defense, the North Atlantic Treaty Organization (NATO), the United Nations, and the British Ministry of Defense.  Mr. Jones previously worked at Sprint Nextel Corporation, a global telecommunications company for 25 years, where in his last position with the Company he served as Director of National Accounts.  He served in the U.S. Army for 13 years where his last rank was Sergeant, and is a recipient of the Purple Heart.

Mr. Christopher Ursitti – Chief Innovation Officer
Mr. Ursitti serves as Chief Innovation Officer of GreenHouse Holdings, Inc. and is responsible for business development and strategy.  Since 1997, Mr. Ursitti  has served as the Managing Partner of the Los Angeles Center Studio, a multi-use office and production facility located in the heart of down town Los Angeles on 20 acres.  The facility has state-of-the-art sound stages has been the home to thousands of feature films and television projects.  The studio is managed by The Hollywood Location Co., a company in which Mr. Ursitti is an investor that represents industrial properties around the country that are sought after for filming locations. Mr. Ursitti co-founded CNa Pali Coast Development in 2006, a construction development company dedicated to building high-end eco-friendly estate homes in Pacific Palisades, California. Mr. Ursitti serves on the board of directors of Opportunity Green and the Calvary Christian School Foundation. He is a graduate of Westminster College, from which he’s been nominated to receive a Lifetime Alumni Achievement Award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 13, 2011	GREENHOUSE HOLDINGS, INC.

	By:	/s/ Justin Farry
Name: Justin Farry
Title: Chief Financial Officer